1 Exhibit 4.2 DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 The following is a description of the Class A common stock, par value $0.00001 per share (the “Class A common stock”) of Dutch Bros Inc. (“Dutch Bros”, the “Company”, “we”, “our” or “us”) which is our only class of security registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The following also contains a description of our Class B common stock, par value $0.00001 per share of the Company (the “Class B common stock”), Class C common stock, par value $0.00001 per share of the Company (the “Class C common stock”) and Class D common stock, par value $0.00001 per share of the Company (the “Class D common stock,” together with the Class A common stock, the Class B common stock and the Class C common stock, the “Common Stock”), which are not registered pursuant to Section 12 of the Exchange Act but are exchangeable for shares of our Class A common stock subject to certain circumstances. The descriptions of the Class B common stock, Class C common stock and Class D common stock are necessary to understand the material terms of the Class A common stock. The following summary description is based on the provisions of our Amended and Restated Certificate of Incorporation (the “Restated Certificate”), our Amended and Restated Bylaws, (the “Bylaws”), and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). This information may not be complete in all respects and is qualified entirely by reference to the provisions of our Restated Certificate and our Bylaws. Our Restated Certificate and our Bylaws are filed as exhibits to our Annual Report on Form 10-K of which this exhibit is a part. Authorized Capital Stock Our authorized capital stock consists of 711,000,000 shares, of which:  400,000,000 shares designated Class A common stock, par value $0.00001 per share;  144,000,000 shares designated Class B common stock, par value $0.00001 per share;  105,000,000 shares designated Class C common stock, par value $0.00001 per share;  42,000,000 shares designated Class D common stock, par value $0.00001 per share; and  20,000,000 shares of preferred stock, all of which are undesignated. As of December 31, 2022, only our Class A common stock was registered under Section 12 of the Exchange Act. Common Stock Voting Rights The holders of our Common Stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all holders of our Common Stock present in person or represented by proxy, voting together as a single class.

2 Except as otherwise provided by law, amendments to the Restated Certificate must be approved by a majority of the outstanding voting power of the Common Stock, voting together as a single class. Additionally, except as otherwise provided by law, amendments or waivers of the provisions of the Restated Certificate that affect holders of the Class B common stock, Class C common stock and Class D common stock in a manner that is adverse and disproportionate to any other class of Common Stock must be approved by a majority of the outstanding shares of the impacted class of Common Stock. Class A Common Stock Holders of shares of our Class A common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. Class B Common Stock Holders of shares of our Class B common stock are entitled to ten votes for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The voting power afforded to the holders of Class B common stock will automatically be reduced to one vote per share pursuant to certain provisions of the Restated Certificate when the aggregate number of outstanding shares of our Class B common stock no longer represent at least 5% of the aggregate number of our outstanding shares of Common Stock, upon the occurrence of certain transfers of Class B common stock or upon the death or incapacity of the Founder (as defined in the Restated Certificate), provided that the number of votes per share of Class B common stock may also be adjusted from time to time in accordance with Restated Certificate, as required to prevent the holders of Class B common stock from holding, in the aggregate, 80% or more of our aggregate voting power at any time. Class C Common Stock Holders of shares of our Class C common stock are entitled to three votes for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The voting power afforded to the holders of Class C common stock will automatically be reduced to one vote per share pursuant to certain provisions of the Restated Certificate when the aggregate number of outstanding shares of our Class C common stock and Class D common stock collectively no longer represent at least 5% of the aggregate number of our outstanding shares of Common Stock. Class D Common Stock Holders of shares of our Class D common stock are entitled to three votes for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The voting power afforded to the holders of Class D common stock will, except in certain circumstances, automatically be reduced to one vote pursuant the automatic conversion of the Class D common stock into shares of Class A common stock upon the occurrence of certain

3 transfers of Class D common stock or when the aggregate number of outstanding shares of our Class C common stock and Class D common stock collectively no longer represent at least 5% of the aggregate number of our outstanding shares of Common Stock. Rights and Preferences No shares of Common Stock have preemptive rights to purchase additional shares of any class of Common Stock. Except as set forth below in “Common Stock—Conversion and Transfer Restrictions,” holders of shares of any class of Common Stock do not have subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to any class of Common Stock. Dividends and Other Distributions Class A Common Stock and Class D Common Stock Holders of shares of our Class A common stock and Class D common stock are entitled to receive dividends pro rata on an equal priority, pari passu basis as and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to the rights of the holders of one or more outstanding series of our preferred stock. If we pay a dividend or distribution on the Class A common stock, payable in shares of Class A common stock, we also will be required to pay a pro rata dividend or distribution on equal priority on the Class D common stock, payable in shares of Class D common stock. Similarly, if we pay a dividend or distribution on the Class D common stock, payable in shares of Class D common stock, we also will be required to make a pro rata dividend or distribution on an equal priority on the Class A common stock, payable in shares of Class A common stock. In the event of our liquidation, dissolution or winding up, subject to the distributions required with respect to any series of preferred stock that may then be outstanding, our remaining assets legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of Class A common stock and Class D common stock, unless different treatment is approved by the majority of the voting power of the outstanding shares of Class A common stock and Class D common stock. Class B Common Stock Holders of our Class B common stock do not have any right to receive dividends or to receive a distribution upon a liquidation, dissolution or winding up of Dutch Bros. Each share of Class B common stock is paired with a Class A common unit held by a member of Dutch Bros Opco affiliated with the Founder and certain affiliated entities over which he maintains voting control (the “Founder Affiliates”). Subject to the terms of the Third Amended and Restated Limited Liability Company Agreement of Dutch Bros OpCo (the “Third LLC Agreement”), holders of Class B common stock may elect to have Dutch Bros OpCo redeem their Class A common units for shares of Class A common stock on a one-for-one basis or, in certain circumstances a corresponding amount of cash, in either case, contributed to Dutch Bros OpCo by Dutch Bros, unless Dutch Bros. elects, in its sole discretion, to effect such transaction as a direct exchange with such holder of Class B common stock. Upon any such redemption or exchange of Class A common units, the corresponding shares of Class B common stock will be surrendered and immediately canceled. Class C Common Stock

4 Holders of our Class C common stock do not have any right to receive dividends or to receive a distribution upon a liquidation, dissolution or winding up of Dutch Bros. Each share of Class C common stock is paired with a Class A common unit held by a member of Dutch Bros Opco affiliated with our TSG Consumer Partners, L.P. and certain of its affiliates (our “Sponsor”). Subject to the terms of the Third LLC Agreement, holders of Class C common stock may elect to have Dutch Bros OpCo redeem their Class A common units for shares of Class A common stock on a one-for-one basis or, in certain circumstances, a corresponding amount of cash, in either case, contributed to Dutch Bros OpCo by Dutch Bros, unless Dutch Bros elects, in its sole discretion, to effect such transaction as a direct exchange with such holder of Class C common stock. Upon any such redemption or exchange of Class A common units, the corresponding shares of Class C common stock will be surrendered and immediately canceled. Conversion and Transfer Restrictions Class A Common Stock The Class A common stock is not convertible. Class B Common Stock and Class C Common Stock To the extent that any holder of Class B common stock or Class C common stock exercises its right pursuant to the Third LLC Agreement to have its Class A common units redeemed and/or exchanged by Dutch Bros OpCo, then simultaneous with the payment of cash by Dutch Bros OpCo (in the case of redemption) and/or issuance of shares Class A common stock by Dutch Bros, pursuant to the terms of the Third LLC Agreement, Dutch Bros shall cancel for no consideration a corresponding number of shares of Class B common stock and/or Class C common stock, as applicable, registered in the name of the exchanging holder equal to the number of such holder’s Class A common units that are exchanged in such transaction. Shares of Class B common stock and Class C common stock are not transferable except together with the transfer of an identical number of Class A common units made to the permitted transferee of such paired Class A common units made in compliance with the Third LLC Agreement. Class D Common Stock The outstanding shares of Class D common stock are convertible at the option of the holder into shares of Class A common stock on a one-for-one basis. Each share of Class D common stock will also automatically convert into one share of Class A common stock if, on the record date for any meeting of the stockholders, the aggregate number of outstanding shares of our Class C common stock and Class D common stock is collectively less than 5% of our outstanding shares of common stock. In addition, each share of Class D common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain affiliate transfers described in Restated Certificate. Once converted into Class A common stock, Class D common stock will not be reissued. Preferred Stock Our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges, and restrictions of up to an aggregate of 20,000,000 shares of preferred stock in one or more

5 series and authorize their issuance. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our Common Stock. The issuance of our preferred stock could adversely affect the voting power of holders of our Common Stock and the likelihood that such holders would receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action. No shares of preferred stock are currently outstanding. Anti-Takeover Provisions Some provisions of the DGCL, our Restated Certificate and our Bylaws contain provisions that could make the following transactions more difficult: (1) an acquisition of us by means of a tender offer; (2) an acquisition of us by means of a proxy contest or otherwise; (3) or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares. These provisions are intended to preserve our pre-initial public offering (“IPO”) control structure, facilitate our continued shop expansion and the risk-taking that it requires, permit us to continue to prioritize our long-term goals rather than short-term results, enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms. Multi-Class Common Stock As described above in “Common Stock—Voting Rights,” our Restated Certificate establishes a multi-class common stock structure, which provides our Founder and Sponsor with significant influence over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or our assets. No Cumulative Voting; Action by Written Consent Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of our shares of Common Stock are able to elect all our members of our board of directors, subject to the right of the Class C common stock, voting as a separate class, to elect two members of our board of directors for so long as certain stock thresholds are met, as described below in “Anti-Takeover Provisions—Election of Directors.” Our Restated Certificate also provides that any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting,

6 without prior notice and without a vote only to the extent permitted by applicable law. Election of Directors We are party to a stockholders agreement with our Sponsor and Founder that provides our Sponsor and Founder with certain board appointment rights. Holders of Class C common stock shall be entitled to elect certain directors designated by our Sponsor as follows for so long as at least 10% of the shares of our Class C common stock and Class D common stock outstanding immediately prior to the completion of the IPO remain outstanding: • for so long as at least 50% of the shares of our Class C common stock and Class D common stock outstanding immediately prior to the completion of the IPO remain outstanding, the holders of Class C common stock, voting as a separate class, shall be entitled to elect two members of our board of directors; • for so long as at least 10% but less than 50% of the shares of our Class C common stock and Class D common stock outstanding immediately prior to the completion of the IPO remain outstanding, the holders of Class C common stock, voting as a separate class, shall be entitled to elect one member of our board of directors; and • when less than 10% of the total number of shares of our Class C common stock and Class D common stock outstanding immediately prior to the completion of the IPO remain outstanding, the holders of Class C common stock shall no longer be entitled to separately elect any members of our board of directors. The holders of a majority of the voting power of the then-outstanding capital stock entitled to vote in an election of directors, voting together as a single class, shall be entitled to elect all remaining members of the board of directors at each meeting or pursuant to each stockholder action by written consent of the Company’s stockholders. The foregoing provisions will make it more difficult for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control. Requirements for Advance Notification of Stockholder Nominations and Proposals Our Bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors, a committee of the board of directors or pursuant to the rights of the holders of Class C common stock have to elect a director. Stockholder Meetings Our Bylaws provide that a special meeting of stockholders may be called only by the chairperson of the board of directors, our Chief Executive Officer or a majority of the directors currently serving on the board of directors (but in no event less than one-third of the total authorized number of directors). Preferred Stock

7 The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A common stock. Section 203 of the Delaware General Corporation Law We are subject to the provisions of Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with persons deemed to be “interested stockholders” for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors. Choice of Forum Our Restated Certificate provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under Delaware statutory or common law: (A) any derivative claim or cause of action brought on our behalf; (B) any claim or cause of action for breach of a fiduciary duty owed by any of our current or former directors, officers or other employees to us or our stockholders; (C) any claim or cause of action against us or any of our current or former directors, officers or other employees arising out of or pursuant to any provision of the DGCL, Restated Certificate or Bylaws (as each may be amended from time to time); (D) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of our Restated Certificate or Bylaws (as each may be amended from time to time, including any right, obligation or remedy thereunder); (E) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (F) any claim or cause of action against us or any of our current or former directors, officers or other employees governed by the internal-affairs doctrine or otherwise related to our internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants; provided, that, this Delaware forum provision set forth in our Restated Certificate shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Further, our Restated Certificate provides that unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant

8 named in such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by us, our officers and directors, the underwriters for any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Additionally, our Restated Certificate provides that any person or entity holding, owning or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. Corporate Opportunities Our Restated Certificate provides that we renounce any interest or expectancy in the business opportunities of our Sponsor and of its officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries and each such party shall not have any obligation to offer us those opportunities unless presented to one of our directors or officers in his or her capacity as a director or officer. Exchange Listing Our Class A common stock is listed on the New York Stock Exchange under the symbol “BROS.” Transfer Agent and Registrar The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219 and the telephone number is (800) 937-5449.